                                                                 Exhibit 3.1 (a)

THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE SECURITIES ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED OR SOLD EXCEPT (i) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR (ii) UPON THE DELIVERY BY THE HOLDER TO THE COMPANY OF AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO COUNSEL FOR THE COMPANY, STATING THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

                           EXERCISABLE ON OR BEFORE
                 5:00 P.M., NEW YORK TIME, ____________, 2002


No. Series A ___           ______ Warrants


                            CASH TECHNOLOGIES, INC.

               SERIES A REDEEMABLE COMMON STOCK PURCHASE WARRANT

This warrant certificate (the "Warrant Certificate") certifies that ______________ or registered assigns, is the registered holder of warrants to purchase up to _____ fully-paid and non-assessable shares, subject to adjustment in accordance with Article 6 hereof (the "Warrant Shares"), of the common stock (the "Common Stock"), par value $.01 per share, of CASH TECHNOLOGIES, INC., a Delaware corporation (the "Company"), subject to the terms and conditions set forth herein. The warrants represented by this Warrant Certificate and any warrants resulting from a transfer or subdivision of the warrants represented by this Warrant Certificate shall sometimes hereinafter be referred to, individually, as a "Warrant" and, collectively, as the "Warrants." This Warrant Certificate is one of a series of Series A Warrant Certificates being issued as part of a private offering (the "Offering") pursuant to the Company's Confidential Private Offering Memorandum, dated July 27, 1999.

          1.   Exercise Period; Exercise Price; Exercise of Warrants.
               -----------------------------------------------------

          1.1. Exercise Period. Each Warrant is exercisable at any time
               ---------------
commencing on the date hereof (the "Exercise Date") until 5:00 P.M. New York City time on ______, 2002 [3 years from the issue date] (the "Expiration Date").

          1.2. Initial and Adjusted Exercise Price. Each Warrant is initially
               -----------------------------------
exercisable to purchase one Warrant Share at an initial exercise price equal to $12.00 per share, subject to adjustment to prevent dilution. The adjusted exercise price shall be the price which shall result from time to time from any and all adjustments of the initial exercise price in accordance with the provisions of Section 6 hereof. The term "Exercise Price" herein shall mean the initial exercise price or the adjusted exercise price, depending upon the context.

          1.3. Method of Exercise. The rights represented by this Warrant are
               ------------------
exercisable upon the terms and conditions set forth herein at the option of the Holder in whole at any time and in part from time to time. The Exercise Price shall be payable in cash, by wire transfer or by certified check to the order of the Company, or any combination of cash, wire transfer or certified check. Upon surrender of this Warrant Certificate with the annexed Form of Election to Purchase duly executed, together with payment of the Exercise Price (as hereinafter defined) for the Warrant Shares purchased, at the Company's principal offices (presently located at 1434 West 11th Street, Los Angeles, CA 90015) the registered holder of the Warrant Certificate ("Holder" or "Holders") shall be entitled to receive a certificate or certificates for the Warrant Shares so purchased. The purchase rights represented by this Warrant Certificate are exercisable at the option of the Holder hereof, in whole or in part (but not as to fractional shares of Common Stock). In the case of the purchase of less than all the Warrant Shares purchasable under this Warrant Certificate, the Company shall cancel this Warrant Certificate upon the surrender thereof and shall execute and deliver a new Warrant Certificate of like tenor for the balance of the Warrant Shares purchasable hereunder.

          2.   Issuance of Certificates. Upon the exercise of the Warrants, the
               ------------------------
issuance of certificates for the Warrant Shares purchased pursuant to such exercise shall be made forthwith (and in any event within ten business days thereafter) without charge to the Holder thereof including, without limitation, any tax which may be payable in respect of the initial issuance thereof, and such certificates shall (subject to the provisions of Article 3 hereof) be issued in the name of, or in such names as may be directed by, the Holder thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the Holder and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid and shall have established to the satisfaction of the Company that such transfer is in compliance with all applicable securities laws.

               The Warrant Certificates and, upon exercise of the Warrants, the certificates representing the Warrant Shares shall be executed on behalf of the Company by the manual or facsimile signature of those officers required to sign such certificates under applicable law.

          3.   Restriction on Transfer of Warrants.
               -----------------------------------

          3.1. Agreement that Warrant Acquired for Investment. The Holder of
               ----------------------------------------------
this Warrant Certificate, by its acceptance thereof, covenants and agrees that the Warrants and the Warrant Shares issuable upon exercise of the Warrants are being acquired as an investment and not with a view to the distribution thereof. The Holder also understands that neither the Warrants nor the Warrant Shares have been registered under the Securities Act of 1933, as amended (the "Act").

          Neither this Warrant nor any Warrant Share may be offered for sale or sold, or otherwise transferred or disposed of in any transaction which would constitute a sale thereof within the meaning of the Securities Act of 1933, as amended (the "Act"), unless (i) such security has been registered for sale under the Act and registered or qualified under applicable state securities laws relating to the offer and sale of securities, or (ii) exemptions from the registration requirements of the Act and the registration or qualification requirements of all such state securities laws are available and the Company shall have received an opinion of counsel satisfactory to the Company that the proposed sale or other disposition of such securities may be effected without registration under the Act and would not result in any violation of any applicable state securities laws, such counsel and such opinion to be reasonably satisfactory to the Company.

          3.2. Legend Requirement. This Warrant Certificate and, upon exercise
               ------------------
of the Warrants, in part or in whole, certificates representing the Warrant Shares shall bear a legend substantially similar to the following:

               "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended ("Act"), and may not be offered or sold except (i) pursuant to an effective registration statement under the Act or (ii) upon the delivery by the holder to the Company of an opinion of counsel, reasonably satisfactory to counsel to the Company, stating that an exemption from registration under such Act is available."

          4.   Registration Rights.
               -------------------

         4.1.  Automatic Registration;Holding Period. The Company shall use its
               -------------------------------------
best efforts to file with the Securities and Exchange Commission a registration statement within 180 days of the final closing of the Offering to allow the resale by the holder of this Warrant of the Warrant Shares. The Company shall give written notice by mail, at least 30 days prior to the filing of the registration statement to each Holder of the Warrants and/or the Warrant Shares of its intention to do so file the registration statement.

          Notwithstanding the provisions of this Section 4, each Holder agrees
          --------------------------------------------------------------------
that although a registration statement for the resale of the Warrant Shares may
-------------------------------------------------------------------------------
have been declared effective by the Securities and Exchange Commission, he shall
--------------------------------------------------------------------------------
not sell, transfer, pledge or assign any Warrant Shares prior to a date which is
--------------------------------------------------------------------------------
365 days from the final closing of the Offering without the prior written
-------------------------------------------------------------------------
consent of the Company.
----------------------

          4.3. Covenants of the Company With Respect to Registration.  In
               -----------------------------------------------------
connection with any registration under Section 4 hereof, the Company covenants and agrees as follows:

          (a) The Company shall use its best efforts to have any registration statements filed with the SEC including the Warrant Shares declared effective at the earliest possible time, and shall furnish each Holder desiring to sell Warrant Shares such number of prospectuses as shall reasonably be requested. The Company shall keep effective any registration or qualification contemplated by this Section 4 and shall from time to time amend or supplement each applicable registration statement, preliminary prospectus, final prospectus, application, document and communication for a period of time equal to the earlier of (i) the date that all of the Warrant Shares have been sold pursuant to the registration statement or (ii) the date the Holders receive an opinion of counsel that the Warrant Shares may be sold under Rule 144(k) or (iii) the third anniversary of the effective date of the registration statement.

          (b) The Company shall pay all costs (excluding fees and expenses of Holder(s) counsel, accounting and any underwriting or selling commissions), fees and expenses in connection with all registration statements filed pursuant to Sections 4 hereof including, without limitation, the Company's legal and accounting fees, printing expenses, blue sky fees and expenses; provided that the Company shall not be responsible for transfer taxes, fees and disbursement of accountants and counsel for Holders, and other related selling expenses incurred by Holders.

          (c) The Company will use reasonable efforts to qualify the Warrant Shares included in a registration statement for offering and sale under the securities or blue sky laws of such states as reasonably are requested by the Holder(s), provided that the Company shall not be obligated to execute or file any general consent to service of process or to qualify as a foreign corporation to do business under the laws of any such jurisdiction or to subject itself to taxation in any such jurisdiction.

          (d) (i) Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless the Holder, any holder of any of the Warrant Shares, their officers, directors, partners, employees, agents and counsel, and each person, if any, who controls any such person within the meaning of Section 15 of the Act or Section 20(a) of the Securities Exchange Act of 1934, as amended

(the "Exchange Act"), from and against any and all loss, liability, charge, claim, damage and expense whatsoever (which shall include, for all purposes of this paragraph 4(d), but not be limited to, reasonable attorneys' fees and any and all expense whatsoever reasonably incurred, and any and all amounts paid in settlement of any claim or litigation), as and when incurred, arising out of, based upon, or in connection with (A) any untrue statement or alleged untrue statement of a material fact contained (Y) in any registration statement, final prospectus, or any amendment or supplement thereto, or (Z) in any application or other document or communication (in this paragraph 4(d) collectively called an "application") executed by or on behalf of the Company filed in any jurisdiction in order to register or qualify any of the Warrant Shares under the securities or blue sky laws thereof; or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company with respect to the Holder or any holder of any of the Warrant Shares by or on behalf of such Holder or such other holder expressly for inclusion in any such registration or final prospectus, or any amendment or supplement thereto, or in any application, as the case may be, or (B) any breach of any representation, warranty, covenant or agreement of the Company contained in this Warrant.

               (ii) Promptly after receipt by any person in respect of which indemnity may be sought pursuant to this Section 4 (an "Indemnified Party") of notice of any claim or the commencement of any action, the Indemnified Party shall, if a claim in respect thereof is to be made against the person against whom such indemnity may be sought (an "Indemnifying Party") notify the Indemnifying Party in writing of the claim or the commencement of such action; provided that the failure to notify the Indemnifying Party shall not relieve it from any liability which it may have to an Indemnified Party otherwise than under this Section 4(d) except to the extent of any actual prejudice resulting therefore. If any such claim or action shall be brought against an Indemnified Party and it shall notify the Indemnifying Party thereof, the Indemnifying Party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified Indemnifying Party, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided that the Indemnified Party shall have the right to employ separate counsel to represent the Indemnified Party in connection with any claim in respect of which indemnity may be sought by the Indemnified Party against the Indemnifying Party, but the fees and expenses of such counsel shall be for the account of such Indemnified Party unless (A) the Indemnifying Party and the Indemnified Party shall have mutually agreed in writing to the retention of such counsel or (B) the Indemnifying Party shall not have assumed the defense thereof with counsel reasonably satisfactory to the Indemnified Party or (C) in the opinion of counsel to such Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interest between them, it being understood however, that the Indemnifying Party shall not, in connection with any one such claim or action or separate but substantially similar or related claims or actions In the same jurisdiction arising out of the same allegations or circumstances, be liable for the fees and expenses of mote than one separate firm of attorneys (together with local counsel) at any time for all Indemnified Parties. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party and such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding. Whether or not the defense of any claim or action is assumed by the Indemnifying Party, such Indemnifying Party will not be subject to any liability for any settlement made without its consent, which consent will not be unreasonably withheld.

               (iii) The Holder and any other holder of Warrant Shares agrees to indemnify and hold harmless the Company, its officers, directors, employees, accountants, agents or counsel and each other person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Holder and such other holder in paragraph 4(d), but only with respect to statements or omissions, if any, made in any registration statement, preliminary prospectus, or final prospectus (as from time to time amended and supplemented), or any amendment or supplement thereto, or in any application, in reliance upon and in conformity with written information furnished to the Company with respect to the Holder or such other holder or their plan of distribution, by or on behalf of the Holder or such other holder expressly for inclusion in any such registration statement, preliminary prospectus, or final prospectus, or any amendment or supplement thereto, or in any application, as the case may be. If any action shall be brought against the Company or any other person so indemnified based on any such registration statement, preliminary prospectus, or final prospectus, or any amendment or supplement thereto, or in any application, and in respect of which indemnity may be sought against the Holder pursuant to this paragraph 4(d) (iii), the Holder and such other holder shall have the rights and duties given to the Company, and the Company and each other person so indemnified shall have the rights and duties given to the indemnified parties, by the provisions of paragraph 4(d)(i).

         (e) Nothing contained in this Agreement shall be construed as requiring the Holder(s) to exercise their Warrants prior to the initial filing of any registration statement or the effectiveness thereof.

         (f) The Company as soon as practicable, but in any event not later than 45 days after the end of the 12-month period beginning on the day after the end of the fiscal quarter of the Company during which the effective date of the registration statement occurs (90 days in the event that the end of such fiscal quarter is the end of the Company's fiscal year), shall make generally available to its security holders, in the manner specified in Rule 158(b) of the Rules and Regulations, and to the Holder, an earnings statement which will be in the detail required by, and will otherwise comply with, the provisions of Section 11(a) of the Act and Rule 158(a) of the Rules and Regulations, which statement need not be audited unless required by the Act, covering a period of at least 12 consecutive months after the effective date of the Registration Statement.

         (g) In connection with the registration of the Warrant Shares, the Holders shall have the following obligations:

                         (i) It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Warrant shares of a particular Holder that such Holder shall furnish to the Company such information in writing regarding itself, the Warrant Shares held by it, and the intended method of disposition of the Warrant Shares held by it, as shall be reasonably required to effect the registration of such Warrant Shares, including without limitation a statement as to the number of Warrant Shares proposed to be sold and the intended method(s) of distribution and a statement of the firm intent of such Holder to offer Warrant Shares for sale. In addition, each Holder shall execute such other documents in connection with such registration as the Company may reasonably request. At least five (5) days prior to the first anticipated filing date of the Registration Statement, the Company shall notify each Holder of the information the Company requires from each such Holder (the "Requested Information"). If at least 5 business days prior to the effective date of the registration statement the Company has not received the Requested Information from a Holder (a "Non-Responsive Holder"), then the Company may request effectiveness of the Registration Statement without including securities of such Non-Responsive Holder;

                         (ii) Each Holder, by such Holder's acceptance of the Warrant Shares, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statement hereunder; and

                         (iii) Each Holder agrees that, upon receipt of any notice from the Company of (A) the happening of any event as a result of which the prospectus included in the registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading; or (B) the issuance by the SEC of any stop order or other suspension of the effectiveness of the registration statement, such Holder will immediately discontinue disposition of Warrant Shares pursuant to the Registration Statement covering such Warrant Shares until such Holder's receipt of the copies of a supplemented or amended Prospectus in the case of all event described in clause (A) above, or a notice of the removal of any suspension in the case of an event described in clause (B) above. If so directed by the Company, such Holder shall deliver to the Company or destroy (and deliver to the Company a certificate of destruction) all copies in such Holder's possession of the prospectus covering such Warrant Shares at the time of receipt of such notice.

           5.     Redemption of Warrants. The Company may, subject to the
                  ----------------------
conditions set forth herein, redeem all, but not less than all, the Warrants then outstanding upon not less than thirty (30) days nor more than sixty (60) days prior written notice to the Warrant Holders at any time commencing 180 days from the Exercise Date, provided: (i) the closing bid price of the Company's Common Stock for twenty (20) consecutive trading days ending within ten (l0) days of the date of the notice of redemption is at least $20.00 per share and (ii) all of the Warrant Shares have been registered for resale and continue to be covered by an effective and current registration statement with the Securities and Exchange Commission. Notice will be effective upon mailing and the time of mailing is the "Effective Date of the Notice". The Notice will state a redemption date not less than thirty (30) days nor more than sixty (60) days from the Effective Date of the Notice (the "Redemption Date"). No Notice shall be mailed unless all funds necessary to pay for redemption of all Warrants then outstanding shall have first been set aside by the Company in trust with an independent third party for the benefit of all Warrant Holders so as to be and continue to be available therefor. The redemption price to be paid to the Warrant Holders will be $.01 for each share of Common Stock of the Company to which the Warrant Holder would then be entitled upon exercise of the Warrant being redeemed, as adjusted from time to time as provided herein (the "Redemption Price"). The Warrant Holders may exercise their Warrants between the Effective Date of the Notice and 5:00 pm on the Redemption Date, such exercise being effective if done in accordance with Section 1 hereof, and if the Warrant Certificate, with form of election to purchase duly executed and the Warrant Price, as applicable for such Warrant subject to redemption for each share of Common Stock to be purchased is actually received by the Company at its principal offices prior to 5:00 p.m. eastern standard time on the Redemption Date.

                  If any Warrant Holder does not wish to exercise any Warrant being redeemed, he should mail such Warrant to the Company at its principal offices after receiving the Notice of Redemption required by this Section 5. If such Notice of Redemption shall have been so mailed, and if on or before the Effective Date of the Notice all funds necessary to pay for redemption of all Warrants then outstanding shall have been set aside by the Company for the benefit of all Warrant Holders so as to be and continue to be available therefor, then, on and after said Redemption Date, notwithstanding that any Warrant subject to redemption shall not have been surrendered for redemption, the obligation evidenced by all Warrants not surrendered for redemption or effectively exercised shall be deemed no longer outstanding, and all rights with respect thereto shall forthwith cease and terminate, except only the right of the holder of each Warrant subject to redemption to receive the Redemption Price for each share of Common Stock to which he would be entitled if he exercised the Warrant upon receiving notice of redemption of the Warrant subject to redemption held by him.

           6.     Adjustments of Exercise Price and Number of Warrant Shares.
                  ----------------------------------------------------------

           6.1.   Dividends and Distributions. In case the Company shall at any
                  ---------------------------
time after the date hereof pay a dividend in Common Stock or make a distribution in Common Stock, then upon such dividend or distribution, the Exercise Price in effect immediately prior to such dividend or distribution shall be reduced to a price determined by dividing an amount equal to the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution multiplied by the Exercise Price in effect immediately prior to such dividend or distribution, by the total number of shares of Common Stock outstanding immediately after such issuance or sale. No adjustments shall be made for any cash dividends on shares issuable upon exercise of the Warrants. For purposes of any computation to be made in accordance with the provisions of this Section 6.1, the shares of Common Stock issuable by way of dividend or distribution shall be deemed to have been issued immediately after the opening of business on the date following the date fixed for determination of stockholders entitled to receive such dividend or distribution.

           6.2.   Subdivision and Combination. In case the Company shall at any
                  ---------------------------
time subdivide or combine the outstanding Common Stock, the Exercise Price shall forthwith be proportionately decreased on the effective date of any subdivision or increased on the effective date of any combination.

           6.3.   Reclassification, Consolidation, Merger. etc. In case of any
                  --------------------------------------------
reclassification or change of the outstanding Common Stock (other than a change in par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in the case of any consolidation of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger in which the Company is the surviving corporation and which does not result in any reclassification or change of the outstanding Common Stock, except a change as a result of a subdivision or combination of such shares or a change in nominal value, as aforesaid), or in the case of a sale or conveyance to another corporation of the property of the Company as an entirety, the Holder shall thereafter have the right to purchase the kind and number of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance as if the Holder were the owner of the Warrant Shares issuable upon exercise of the Warrants immediately prior to any such events at a price equal to the product of
(x) the number of Warrant Shares issuable upon exercise of the Warrants and (y) the Exercise Price in effect immediately prior to the record date for such reclassification, change, consolidation, merger, sale or conveyance as if such Holder had exercised the Warrants.

           6.4.   Determination of Outstanding Shares. The number of the shares
                  -----------------------------------
of Common Stock at any one time outstanding shall include the aggregate number of shares issued or issuable upon the exercise of outstanding options, rights, warrants and upon the conversion or exchange of outstanding convertible or exchangeable securities.

           7.     Exchange and Replacement of Warrant Certificates. This Warrant
                  ------------------------------------------------
Certificate is exchangeable without expense, upon the surrender hereof by the registered Holder at the principal executive office of the Company, for a new Warrant Certificate of like tenor and date representing in the aggregate the right to purchase the same number of Warrant Shares in such denominations as shall be designated by the Holder thereof at the time of such surrender.

                  Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Warrants, if mutilated, the Company will make and deliver a new Warrant of like tenor, in lieu thereof and any such lost, stolen, destroyed or mutilated warrant shall thereupon become void.

           8.     Elimination of Fractional Interests. The Company shall not be
                  -----------------------------------
required to issue certificates representing fractions of the shares of Common Stock and shall not be required to issue scrip or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up or down to the nearest whole number of shares of Common Stock.

           9.     Reservation of Shares. The Company covenants and agrees that
                  ---------------------
it will at all times reserve and keep available out of its authorized share capital, solely for the purpose of issuance upon the exercise of the Warrants, such number of shares of Common Stock as shall be equal to the number of Warrant Shares issuable upon the exercise of the then outstanding Warrants, for issuance upon such exercise, and that, upon exercise of the Warrants and payment of the Exercise Price therefor, all Warrant Shares issuable upon issuance in accordance with the terms hereof shall be duly and validly issued, fully paid, nonassessable and not subject to the preemptive rights of any stockholder.

           10.    Rights of Warrant Holders. Nothing contained in this Agreement
                  -------------------------
shall be construed as conferring upon the Holder any rights whatsoever as a stockholder of the Company, either at law or in equity, including without limitation, or Holders the right to vote or to consent or to receive notice as a stockholder in respect of any meetings of stockholders for the election of directors the right to receive dividends or any other matter. Notwithstanding the foregoing, if at any time prior to the expiration of the Warrants and their exercise, any of the following events shall occur:

                  (a) The Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or

                  (b) The Company shall offer to all the holders of its Common Stock any additional Common Stock or other shares of capital stock of the Company or securities convertible into or exchangeable for Common Stock or other shares of capital stock of the Company, or any option, right or warrant to subscribe therefor; or

                  (c) A dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business as an entirety shall be proposed; or

                  (d) Reclassification or change of the outstanding Common Stock (other than a change in par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), consolidation of the Company with, or merger of the Company into, another corporation

(other than a consolidation or merger in which the Company is the surviving corporation and which does not result in any reclassification or change of the outstanding Common Stock, except a change as a result of a subdivision or combination of such shares or a change in par value, as aforesaid), or a sale or conveyance to another corporation of the property of the Company as an entirety is proposed; or

                  (e) The Company or an affiliate of the Company shall propose to issue any rights to subscribe for Common Stock or any other securities of the Company or of such affiliate to all the stockholders of the Company; then, in any one or more of said events, the Company shall give written notice of such event at least fifteen (15) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, options or warrants, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to give such notice or any defect therein shall not affect the validity of any action taken in connection with the declaration or payment of any such dividend or distribution, or the issuance of any convertible or exchangeable securities or subscription rights, options or warrants, or any proposed dissolution, liquidation, winding up or sale.

           11.    Notices.  All notices, requests, consents and other
                  --------
communications hereunder shall be in writing and shall be deemed to have been duly made when delivered, or mailed by registered or certified mail, return receipt requested:

                  (a) If to a registered Holder of the Warrants, to the address of such Holder as shown on the books of the Company; or

                  (b) If to the Company, to the address set forth in Section 1 of this Agreement or to such other address as the Company may designate by notice to the Holders.

           12.    Successors. All the covenants and provisions of this Agreement
                  -----------
by or for the benefit of the Company and the Holders inure to the benefit of their respective successors and assigns hereunder.

           13.    Governing Law. This Agreement shall be deemed to have been
                  -------------
made and delivered in the State of Delaware and shall be governed as to validity, interpretation, construction, effect and in all other respects by the laws of the State of Delaware.


                  IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed, as of the _______day of _______, 1999.


[SEAL]                                  CASH TECHNOLOGIES, INC.

                                             By:_______________________________
                                                Bruce Korman
                                                President

Attest:


------------------
Robert Gielow
Secretary

[FORM OF ELECTION TO PURCHASE]


           The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase ________ Warrant Shares and herewith tenders in payment for such Warrant Shares cash or a check payable to the order of Cash Technologies, Inc. in the amount of $_________, all in accordance with the terms hereof. The undersigned requests that a certificate for such Warrant Shares be registered in the name of ___________________, whose address is ______________ and that such certificate be delivered to __________, whose address is _____________________________________________________________.


Dated:___________________________              Signature:______________________

                                                       (Signature must conform
                                                       in all respects to name
                                                       of holder as specified on
                                                       the face of the Warrant
                                                       Certificate.)



(Insert Social Security or Other
Identifying Number of Holder)

[FORM OF ASSIGNMENT]

(To be executed by the registered holder if such holder desires to transfer the Warrant Certificate.)


                  FOR VALUE RECEIVED _____________________ hereby sells, assigns and transfers unto ________________________________________________


(Please print name and address of transferee) this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint , Attorney, to transfer the within Warrant Certificate on the books of Cash Technologies, Inc., with full power of substitution.

Dated:____________________________         Signature:___________________________

                                                  (Signature must conform in all
                                                  respects to name of holder as
                                                  specified on the face of the
                                                  Warrant Certificate)



(Insert Social Security or Other
Identifying Number of Assignee)